Exhibit 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-90824 of Arizona Public Service Company on Form S-3 of our report dated February 8, 2002 (March 22, 2002, as to Note 17), appearing in the Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

September 17, 2002